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                                 EXHIBIT 23.3
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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We have issued our reports dated December 7, 2007, accompanying the consolidated financial statements and schedules and management's assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Zoltek Companies, Inc. on Form 10-K for the year ended September 30, 2007. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Zoltek Companies, Inc. on Form S-8 pertaining to the Zoltek Companies, Inc. 2008 Director Incentive Plan.

/s/ Grant Thornton LLP

Chicago, Illinois
February 22, 2008